UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2005

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 16, 2005, the Board of Directors approved an amendment to Halliburton’s Code of Business Conduct, Policy 3-0008, “Use and Public Disclosure of Inside Information”, by adding a provision “Rule 10b5-1 Trading Plans” (see below). A copy of the amended policy is available on www.halliburton.com.

Rule 10b5-1 Trading Plans. Rule 10b5-1 provides an affirmative defense for insider trading liability under Rule 10b-5 for transactions made pursuant to a previously established contract, plan or instruction (a “10b5-1 Plan”). Directors, Employees or agents subject to the trading restrictions set forth in this Policy may, notwithstanding such restrictions, purchase or sell the Company’s securities without regard to whether such purchase or sale is within a Window or a Permitted Period or when the Director, Employee or agent has material inside information, if such purchase or sale is made pursuant to a 10b5-1 Plan, which is adopted and administered in compliance with the following:

•	When a Director, Employee or agent is not subject to either a Window Group or Restricted Group restricted period and such person is not in possession of material nonpublic information, such person may enter into a binding, written plan or agreement to purchase or sell securities pursuant to a “10b5-1 Plan”. Subsequent modifications of such written plans must also occur during similar time periods.
•	In order to be a valid 10b5-1 Plan, the arrangement must satisfy the requirements of Rule 10b5-1, including documenting a previously established, bona fide plan that specifies the price, amount and date of trades, or provides a formula or mechanism to determine such information.
•	All Directors, Employees and agents who are either in the Window Group or the Restricted Group must obtain prior review and clearance of a 10b5-1 Plan by the General Counsel or his or her designee, who may exercise absolute discretion in approving or disapproving a 10b5-1 Plan or any modification thereto. Notification to the General Counsel or his or her designee, but not prior review and clearance, is required for termination of a 10b5-1 Plan.
•	All 10b5-1 Plans must provide that trading will cease during any employee benefit plan blackout periods. The Company will provide written notice of any such blackout periods in advance.

While a 10b5-1 Plan will allow a Director, Employee or agent to purchase or sell securities while in possession of material nonpublic information, such persons remain obligated to observe all other prohibitions on trading on material inside information detailed above.

        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: February 22, 2005	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary